Exhibit 99.2

Hercules Technology Growth Capital Announces Its Twenty-First Consecutive Quarterly Dividend of $0.20 per Share

Twenty-First Consecutive Quarterly Dividend Bringing Cumulative Distributions to $5.81 per Share since IPO in June 2005

PALO ALTO, Calif.--(BUSINESS WIRE)--November 4, 2010--Hercules Technology Growth Capital, Inc. (NASDAQ:HTGC), the leading specialty finance company devoted to addressing the capital needs of venture capital and private equity-backed companies in the technology, clean technology, and life science industries at all stages of development, with over $2.0 billion in commitments since its founding, announced today that its Board of Directors has declared a fourth quarter cash dividend of $0.20 per share. The dividend will be payable on December 17, 2010, to shareholders of record as of November 10, 2010.

The determination of the tax attributes of the Company's distributions is made annually as of the end of the Company's fiscal year based upon its taxable income for the full year and distributions paid for the full year. Therefore, a determination made on a quarterly basis may not be representative of the actual tax attributes of its distributions for a full year.

If we had determined the tax attributes of our distributions year-to-date as of September 30, 2010, approximately 95% would be from ordinary income and spill over earnings from 2009 and approximately 5% would be a return of capital. However, there can be no certainty to stockholders that this determination is representative of what the tax attributes of our 2010 distributions to stockholders will actually be.

About Hercules Technology Growth Capital, Inc.:

Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance firm providing customized loans to public and private companies in the technology, clean technology, and life science industries, at all stages of development. Since its founding in 2003, Hercules has committed over $2.0 billion in flexible financing solutions to over 150 companies, enabling these companies to maximize their equity by leveraging these assets. Hercules’ strength comes from its deep understanding of credit and the industries it serves, allowing it to partner with venture capital and private equity companies for a less dilutive source of growth capital helping companies to bridge through their critical stages of growth. Hercules offers a full suite of growth capital products at all levels of the capital structure, ranging from $500,000 to $30 million, lines of credit to term loans. The company is headquartered in Palo Alto, CA and has additional offices in Massachusetts and Colorado. Providing capital to publicly-traded or privately-held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses of capital. For more information, please visit www.htgc.com.

Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650-289-3060.

Forward-Looking Statements:

The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

CONTACT:
Hercules Technology Growth Capital, Inc.
Main, 650-289-3060 HT-HN
info@htgc.com
Sally Borg, 650-289-3066
sborg@htgc.com